Exhibit (j) under Form N-1A
Exhibit 23 under Item 601/Reg S-K

Consent of Ernst & Young LLP, Independent Auditors

We consent to the references to our firm under the caption "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information and to the use of our report dated April 17, 2001, in the Post-Effective Amendment Number 35 to the Registration Statement (Form N-1A No. 2-89028) of the Federated U.S. Government Securities Fund: 1-3 Years dated April 30, 2001.

/s/ Ernst & Young LLP
Boston, Massachusetts
April  25, 2001